EXECUTION VERSION

SUPPLEMENT NO. 1 TO SERIES 2010-3 INDENTURE SUPPLEMENT

This SUPPLEMENT NO. 1 TO SERIES 2010-3 INDENTURE SUPPLEMENT, dated as of November 27, 2012 (this “Supplement”) is entered into between GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust, as issuer (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, the Issuer, Deutsche Bank Trust Company Delaware, as trustee of RFS Funding Trust, RFS Holding, Inc. and the Indenture Trustee, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee and the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”), and as supplemented by the Series 2010-3 Indenture Supplement, dated as of June 24, 2010 (as amended prior to the date hereof, the “Indenture Supplement”).

WHEREAS, the parties hereto intend to amend the Indenture Supplement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENTS

SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture, and terms defined in the Indenture Supplement and used but not otherwise defined herein or in the Master Indenture have the meanings given to them in such Indenture Supplement.

SECTION 2. Amendments to the Indenture Supplement.

(a)                Section 1.1 of the Indenture Supplement is hereby amended by adding the following definition:

“ “Amendment Date” means November 27, 2012.”

(b)               Section 1.1 of the Indenture Supplement is hereby amended by deleting the definition of “Class B Notes” and replacing it with the following definition:

“ “Class B Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2 or Exhibit A-3.”

(c)                Section 8.2 of the Indenture Supplement is hereby amended and restated in its entirety to read as follows:

“The Class A Notes shall be Book-Entry Notes and shall be delivered as provided in Sections 2.1 and 2.2 of the Indenture.  On the Closing Date, the Class B Notes were initially issued as Definitive Notes and registered in the Note Register in the name of the initial purchasers of such Class B Notes identified in the Note Purchase Agreement. On the Amendment Date, the Owner Trustee on behalf of the Issuer and, upon written instruction from the Issuer, the Indenture Trustee shall execute and deliver global Class B Notes as Book-Entry Notes to replace the Class B Notes issued on the Closing Date in definitive, fully registered form.”

(e)                A new Exhibit A-4 shall be added to the Indenture Supplement in the form of Annex I hereto.

SECTION 3. Execution; Binding Effect; Ratification.

(a)                This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)               The Indenture Supplement, as supplemented hereby, remains in full force and effect. Any reference to the Indenture Supplement from and after the date hereof shall be deemed to refer to the Indenture Supplement as supplemented hereby, unless otherwise expressly stated.

(c)                Except as expressly supplemented hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other related documents.

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SECTION 5. No Petition. The Trustee on behalf of the Issuer, by entering into this Supplement hereby covenants and agrees that it will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to this Supplement or any of the Related Documents; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against the Transferor or the Issuer by a Person other than the Trustee or to otherwise limit any claims that the Trustee may have against the Transferor or the Issuer. This Section 5 shall survive the termination of this Supplement.

SECTION 6. Miscellaneous.

(a)                THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement.

(c)                This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By: /s/ Kristine K. Gullo_____________

Name: Kristine K. Gullo

Title: Vice President

S-1	Supplement No. 1 to 2010-3 Indenture Supplement

DEUTSCHE BANK TRUST COMPANY AMERICAS,

not in its individual capacity, but solely as the
Indenture Trustee

By: /s/ Susan Barstock________________

Name: Susan Barstock
Title: Vice President

By: /s/ Mark DiGiacomo_______________

Name: Mark DiGiacomo
Title: Asst. Vice President

S-2	Supplement No. 1 to 2010-3 Indenture Supplement

Acknowledged and accepted as to

Section 3 of the Supplement,

RFS HOLDING, L.L.C., as Transferor

By: /s/ Joseph Ressa____________

Name: Joseph Ressa
Title: Vice President

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ANNEX I

EXHIBIT A-4

FORM OF CLASS B SERIES 2010-3 3.64% ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THIS NOTE:

(1)	AGREES FOR THE BENEFIT OF THE ISSUER AND THE TRANSFEROR THAT THIS NOTE MAY BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE l44A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (II) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES; AND

(2)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW UNLESS NOTEHOLDERS OF NOT LESS THAN 66⅔% OF THE OUTSTANDING PRINCIPAL AMOUNT OF EACH CLASS OF EACH SERIES HAS APPROVED SUCH FILING AND IT WILL NOT DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE TRANSFEROR ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW IN ANY INSTANCE; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANYWAY LIMIT THE NOTEHOLDER’S RIGHTS TO PURSUE ANY OTHER CREDITOR RIGHTS OR REMEDIES THAT THE NOTEHOLDERS MAY HAVE FOR CLAIMS AGAINST THE ISSUER.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A "PLAN" (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

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REGISTERED No. R-1	$136,000,000 CUSIP NO. 36159J CD1

GE CAPITAL CREDIT CARD
MASTER NOTE TRUST SERIES 2010-3

CLASS B SERIES 2010-3 3.64% ASSET BACKED NOTE

GE Capital Credit Card Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of September 25, 2003, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of ONE HUNDRED THIRTY SIX MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the June 2016 Payment Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Payment Date until the Final Payment Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the June 2016 Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

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IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY Mellon Trust of Delaware, not in its individual capacity but solely as Trustee on behalf of Issuer

By:

Name:
Title:

Dated:                          ,

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:

Name:
Title:

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GE CAPITAL CREDIT CARD
MASTER NOTE TRUST SERIES 2010-3

CLASS B SERIES 2010-3 3.64% ASSET BACKED NOTE

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as GE Capital Credit Card Master Note Trust, Series 2010-3 (the “Series 2010-3 Notes”), issued under a Master Indenture dated as of September 25, 2003 (as amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement dated as of June 24, 2010 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Owner Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS B NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE ISSUER, GE MONEY BANK, RFS HOLDING, L.L.C., OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		**
Signature Guaranteed:

**          The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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